Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2011 First Quarter Results

MONROVIA, CA, September 8, 2010 — AeroVironment, Inc. (AV) (NASDAQ: AVAV) today reported financial results for its first quarter ended July 31, 2010.

“We delivered the financial performance we expected for the first quarter, and we made good progress toward achieving full-year revenue guidance,” said Tim Conver, AV chairman and chief executive officer.  “Shortly after the quarter ended we successfully initiated Global Observer’s flight test program and also received a significant order for digital Puma systems, reinforcing our optimism for the long-term viability of these solutions.  We are also gaining greater visibility into the multiple, significant market opportunities that lie ahead of us for both unmanned aircraft systems and electric vehicle solutions, and are increasing near-term investments in research and development to increase AV’s market leadership and realize our long-term growth potential.”

FISCAL 2011 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2011 was $38.2 million, up 1% over first quarter fiscal 2010 revenue of $37.9 million. The increase in revenue resulted from increased sales in our Unmanned Aircraft Systems (UAS) segment of $0.1 million and Efficient Energy Systems (EES) segment of $0.2 million.

Loss from operations for the first quarter of fiscal 2011 was $7.3 million, up 34% from first quarter fiscal 2010 loss from operations of $5.5 million. The increase in loss from operations resulted from higher selling, general and administrative (SG&A) expense of $0.9 million and higher research and development (R&D) expense of $2.3 million offset by higher gross margin of $1.3 million.

Net loss for the first quarter of fiscal 2011 was $3.4 million, down 4% from first quarter fiscal 2010 net loss of $3.6 million.

Loss per share for the first quarter of fiscal 2011 was $0.16, down from first quarter fiscal 2010 loss per share of $0.17.

BACKLOG

As of July 31, 2010, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $63.6 million compared to $72.3 million as of April 30, 2010.  On August 19, 2010 and August 23, 2010, the Company received contract delivery orders valued at $35.3 million and $4.4 million, respectively, for digital Puma® All Environment unmanned aircraft systems and additional support services and equipment.  As these orders were received subsequent to July 31, 2010, they are not included in funded backlog as of July 31, 2010.

FISCAL 2011 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2011, the Company reiterates its expectation for revenue growth of 10% to 15% over fiscal year 2010, and reduces its operating income margin expectation to between 10% and 12% of revenue.

The foregoing estimates are forward looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the demand for our products and services, activities of competitors and changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, September 8, 2010, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman and chief executive officer, Jikun Kim, chief financial officer, and Steven A. Gitlin, vice president of investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call at (877) 561-2749 (U.S.) or (678) 809-1029 (international) five to ten minutes prior to the start time to allow for registration.

Investors with access to the Internet may access the conference call live over the Internet at the Investor Relations section of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow fifteen minutes prior to the call to download and install any necessary audio software. An audio replay of the event will be archived on the Investor Relations page of the company’s web site, at http://investor.avinc.com.

A digital replay of the call will be available on Wednesday, September 8, at approximately 4:30 p.m. Pacific Time through Wednesday, September 15, at 9:00 p.m. Pacific Time. Dial (800) 642-1687 and enter the passcode 95687069. International callers should dial (706) 645-9291 and enter the same passcode number to access the digital replay.

ABOUT AEROVIRONMENT, INC. (AV)

AV is a technology company that designs, develops, produces and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and efficient electric energy systems.  Agencies of the U.S. Department of Defense and allied military services use the company’s battery-powered, hand-launched UAS to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and target acquisition.  AV’s electric transportation solutions include electric vehicle (EV) home charging, public charging and fast charging systems for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AV is available at www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the supply and/or demand and/or prices for our products; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except share and per share data)

	Three Months Ended
	July 31,	August 1,
	2010	2009

Revenue:
Product sales	$12,220	$8,229
Contract services	26,008	29,711
	38,228	37,940
Cost of sales:
Product sales	8,686	5,557
Contract services	17,506	21,668
	26,192	27,225
Gross margin	12,036	10,715
Selling, general and administrative	11,371	10,495
Research and development	7,972	5,673
Loss from operations	(7,307)	(5,453)
Other income:
Interest income	121	59
Loss before income taxes	(7,186)	(5,394)
Benefit for income taxes	(3,743)	(1,807)
Net loss	$(3,443)	$(3,587)
Loss per share data:
Basic	$(0.16)	$(0.17)
Diluted	$(0.16)	$(0.17)
Weighted average shares outstanding:
Basic	21,545,870	21,316,776
Diluted	21,545,870	21,316,776

AeroVironment, Inc.

Selected Consolidated Balance Sheet Information

(In thousands except share data)

	July 31, 2010	April 30, 2010
	(Unaudited)
Cash and cash equivalents	$45,442	$28,665
Investments	118,614	142,285
Accounts receivable, net	17,057	38,645
Unbilled receivables and retentions	15,834	18,710
Inventories, net	28,085	20,928
Total assets	259,984	281,971
Stockholders’ equity	230,726	233,420
Shares issued and outstanding	21,782,913	21,732,413

Reportable Segment Results are as Follows (Unaudited):

(In thousands)

	Three Months Ended
	July 31,	August 1,
	2010	2009

Revenue:
UAS	$33,447	$33,310
EES	4,781	4,630
Total	38,228	37,940
Gross margin:
UAS	10,370	8,979
EES	1,666	1,736
Total	12,036	10,715
Selling, general and administrative	11,371	10,495
Research and development	7,972	5,673
Loss from operations	(7,307)	(5,453)
Interest income	121	59
Loss before income taxes	$(7,186)	$(5,394)

##

Additional AV News: http://avinc.com/resources/news/

AV Media Gallery: http://avinc.com/media_gallery/

Follow us: www.twitter.com/aerovironment

Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com

Heather Rowe

+1 (626) 357-9983

ir@avinc.com